EXHIBIT 10.1 *

HEARST magazines
Brand Development

January 22, 2007
Glen Ellen Brown
Vice President

Movado Group, Inc.
650 From Road
Paramus, New Jersey 07652
Attn: Efraim Grinberg, President
Attn: Timothy F. Michno, General Counsel

Dear Efraim:

This letter, when executed by both parties, shall further amend the License Agreement between Hearst Magazines, a Division of Hearst Communications, Inc. (“Hearst”) and Movado Group, Inc. (f/k/a North American Watch Corporation) (“Movado”) dated as of January 1, 1992 and as amended thereafter (the “License Agreement”) as follows:

1.  Subject to the terms and conditions of the License Agreement and those set forth below, Movado shall have eleven (11) options consecutively exercisable, each for the renewal of the License Agreement as hereby amended for an additional three year periods (“Further Option Renewal Period”). The first such Further Option Renewal Period shall commence on January 1, 2010 and the final Further Option Renewal Period shall conclude on December 31, 2042, unless further extended upon written consent of both parties. By execution hereof, Movado hereby elects to exercise the first Further Renewal Option Period which will commence on January 1, 2010 and continue through December 31, 2012. For each option thereafter, such option must be exercised by notifying Hearst in writing that Movado intends to renew the License Agreement as hereby amended at least six (6) months prior to the expiration of the then current period. Failure to exercise any such option shall terminate all succeeding options.

1700 Broadway, 36th Floor
New York, NY 10019
T 212 492 1301
F 646 280 1101
gebrown@hearst.com

* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGE 2 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("1934 ACT").

2.  The royalty payment referred to in Paragraph 5(b) of the License Agreement shall continue to * , payable during each calendar year of each Further Option Renewal Period in two (2) equal installments, on February 15 and August 15 of each such year. This royalty shall be increased each year by a percentage equal to any increase in the CPI from the prior year. There shall be no decrease in such royalty in the event of a decline in the CPI.

3.  Section 5(c) shall be amended so that, in addition to the royalty provided for under Paragraph 5(b), Movado shall pay to Hearst in each calendar year during the Further Option Renewal Periods a royalty equal to * aggregate Net Sales Value of all Products sold by Movado in such calendar year over * aggregate Net Sales Value of all Products sold by Movado in such calendar year over * aggregate Net Sales Value of all Products sold by Movado in such calendar year over * . Such additional royalties shall be paid to Hearst along with the royalty installments payable as provided in paragraph 5(b) on February 15 and August 15 of each year of the Further Option Renewal Period.

4.  Commencing with the Option Renewal Period which commenced January 1, 2007, Movado agrees to purchase * pages of advertising per calendar year in Esquire magazine * . During each Further Option Renewal Period thereafter, Movado agrees to increase its purchase of advertising pages in Esquire magazine * , so that, by way of example by electing to exercise its option for the first Further Option Renewal Period commencing on January 1, 2010, Movado agrees to purchase * advertising in Esquire magazine during each calendar year of the first Further Option Renewal Period. Likewise, if Movado elected to exercise its option for the second Further Option Renewal Period commencing January 1, 2013, Movado would agree to purchase * advertising in Esquire magazine in each calendar year of such Further Option Renewal Period.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO
RULE 24b-2 OF THE 1934 ACT.

5.  All references in the License Agreement to the “Term” shall mean the period through December 31, 2009 plus any applicable Further Option Renewal Periods.

6.   Effective December 31, 1997, certain assets of The Hearst Corporation were transferred to Hearst Communications, Inc., a then-newly formed unit of The Hearst Corporation. As a result of the transfer, all references to “Hearst” in the License Agreement shall mean “Hearst Communications, Inc.” effective such transfer date.

7.  All defined terms used and not otherwise defined herein shall have the meaning given them in the License Agreement.

8.  Except as otherwise expressly modified herein, the License Agreement remains in full force and effect.

The parties confirm their agreement of the foregoing by signing this letter below where indicated.

Sincerely,

Glen Ellen Brown

ACCEPTED AND AGREED:
Movado Group, Inc.

By: /s/ Timothy F. Michno
Title: General Counsel
Date: 2/15/07